Exhibit 14
LESAKA TECHNOLOGIES,

INC.
CODE OF ETHICS.

CONTENTS
CONTENTS

.............................................................................................................................................

2
1.
EXECUTIVE SUMMARY ..............................................................................................................

3
1.1.
INTRODUCTION ...........................................................................................................

3
2.
COMPLIANCE, WAIVERS OR AMENDMENTS

...........................................................................

4
2.1.
COMPLIANCE WITH THIS CODE ................................................................................

4
3.
COMPLIANCE WITH LAWS, RULES

AND REGULATIONS .......................................................

5
4.
CONFLICT OF INTEREST ...........................................................................................................

7
4.1.
OUTSIDE ACTIVITIES, EMPLOYMENT AND DIRECTORSHIP ..................................

7
5.
EMPLOYMENT EQUITY,

ENVIRONMENTAL

RESPONSIBILITY AND POLITICAL SUPPORT10
6.
LESAKA’S FUNDS,

PROPERTY AND RECORDS ....................................................................

11
7.
EMPLOYMENT MATTERS .........................................................................................................

12
8.
DEALING WITH OUTSIDE PERSONS AND ORGANISATIONS ...............................................

13
9.
PRIVACY AND CONFIDENTIALITY ...........................................................................................

14
10.
EMPLOYEE OBLIGATIONS .......................................................................................................

15
11.
POLICY REVIEW

........................................................................................................................

16

1.

EXECUTIVE SUMMARY
1.1.

INTRODUCTION
Lesaka Technologies,

Inc. and

its subsidiaries

(hereinafter referred

to as “Lesaka”)

are committed to

a policy

of
fairness and integrity in the conducting of their businesses. This commitment, endorsed by the Board of Directors of Lesaka

(hereinafter

referred

to as

the

“Board”),

is

based on

the

fundamental

belief that

business

should

be
conducted to the highest ethical standards of honesty,

fairness and legality.

Lesaka’s Value

Statement
An

insurgent
entrepreneurial

spirit
is

at

our

core.

It

drives

our

innovative

thinking

and

relentless

search

for
disruptive solutions. It is a spirit that is carried with a bone-deep integrity, a non-negotiable commitment to doing the right thing and always doing what we say we will do.

This is the

bedrock of

our environment where

we relish open

and safe debate,

embracing all ideas,

recognising
that our collective wisdom
will find the answers and allow the best

ideas to succeed. Our environment is

driven
by a belief

in shared
ownership,
based on

a commitment

to performance

and accountability,

and an energised
bias to action.

These

are

our

values

that

underpin

our

mission

to

enable

Merchants

to
compete

and

grow
,

and

Grant
Beneficiaries

to
improve

their

lives,
by

providing
innovative

financial

technology

and

value-creating
solutions .
This Code

of Ethics

(hereinafter referred

to as

this “Code”)

is Lesaka’s

promise that

our Values

Statement and

ethical standards will form the basis for all endeavours of Lesaka. Lesaka has established this Code as part of its overall policies and

procedures. To

the extent that

other Lesaka policies

and procedures conflict

with this Code,
this Code will prevail.

This Code

will apply

equally

to all

employees

and other

representatives

of Lesaka.

The term

“Employees”

has
been used in the broadest sense and includes:

●

All staff with whom a service contract exists;

●

Management and non-management;

●

Directors including non-executive Directors;

and

●

Contractors, consultants and temporary staff.

This Code is designed

to inform Employees of policies

in various areas. Therefore, Lesaka

expects all Employees
and other representatives to share its commitment to high moral,

ethical and legal standards.

The most

current version

of this

Code will

be distributed

to all

Employees, posted

and maintained

on Lesaka’s
website, and filed as an exhibit to

Lesaka’s Annual Report on Form

10-K. Lesaka’s Annual Report

on Form 10-K
shall disclose

that this

Code is

maintained

on its

website

and shall

disclose that

substantive amendments

and
waivers will also be posted on Lesaka’s website.
Please study

this Code

carefully so

that you

understand Lesaka’s

expectations and

your
obligations.

2.

COMPLIANCE, WAIVERS OR AMENDMENTS
2.1.

COMPLIANCE WITH THIS CODE
Compliance with

this Code

by all

Employees is

mandatory.

If any

Employee becomes

aware of,

or suspects,

a
contravention of this Code, such

Employee must promptly and confidentially advise

their line manager,

the Head
of Human Resources or a member of the Compliance Department

(provided such person was not involved in the
alleged violation).

Lesaka’s efforts to ensure observance of, and adherence to, the goals and policies outlined in this Code mandate that you must

promptly bring to

the attention of

your line manager,

the Head of

Human Resources

or a member
of

the

Compliance

Department

(provided

such

person

was

not

involved

in

the

alleged

violation)

any

material
transaction, relationship,

act, failure

to act,

occurrence or

practice that

you believe,

in good

faith, is

inconsistent
with, in violation of,

or reasonably could

be expected to

give rise to a

violation of, this Code.

In the event that

an
Employee feels unable to

report such matters via

the aforementioned channels,

then the Lesaka

Whistleblowing
Hotline is available for safe and anonymous reporting of

any potential breaches of this policy.
The matter will

be investigated

and dealt

with according

to the Lesaka’s

Whistleblowing Policy.

Failure to

report
violations of this Code will itself be considered a serious

violation of this Code.

It is Lesaka’s

policy that no

retaliation or other

adverse action will

be taken against

any Employee for

good-faith
reports

of

Code

violations.

Persons

who

discriminate,

retaliate

or

harass

may

be

subject

to

civil,

criminal

and
administrative penalties, as well as disciplinary action, up to and including termination of employment for cause.

Managers set an example for other Employees

and are often responsible for directing the

actions of others. Every
manager and

supervisor is

expected to

take necessary

actions to

ensure compliance

with this

Code, to

provide
guidance and assist Employees in resolving questions concerning this Code and to permit Employees to express any concerns regarding compliance with this Code.

No one has the authority to order another Employee to

act in a manner that is contrary to this Code.
2.2.

WAIVERS OF OR AMENDMENTS

TO THIS CODE

Any waivers of or amendments to this Code must be

in writing and must be approved in advance by the Board.

Waivers

and

amendments,

and

the

reason

therefore,

shall

be

disclosed

as required

under

applicable

law

and
regulations. If Employees are in

doubt about the application of

this Code, they should discuss the

matter with their
line manager, the Head of

Human Resources, or the Compliance Department.

3.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS
Employees must

comply with

all applicable

laws, rules

and regulations

which relate

to their activities

for and

on
behalf of Lesaka. Lesaka will not tolerate any violation of the law or unethical business dealing by any Employee, including any payment for,

or other participation in, an illegal act, such as bribery.

Lesaka is committed

to full

compliance with

the laws,

rules and

regulations of

the cities,

states and

countries in
which it

operates. You

must comply

with all

applicable laws,

rules and

regulations in

performing your

duties for
Lesaka.

Numerous federal, state and local laws, rules and regulations define and establish obligations with which Lesaka, its

Employees

and

agents

must

comply.

Under

certain

circumstances,

local

country

law

may

establish
requirements that differ from this Code.

You are expected

to comply with all local country laws in conducting Lesaka’s business. If you violate these laws
or

regulations

in

performing

your

duties

for

Lesaka,

you

not

only

risk

individual

indictment,

prosecution

and
penalties, as well as civil actions and penalties, but also

subject Lesaka to the same risks and penalties.

If you violate

these laws in

performing duties for

Lesaka, you

will be subjected

to immediate disciplinary

action,
including possible termination of your employment or affiliation with Lesaka.

Employees must ensure that their conduct cannot

be interpreted as being in any way in contravention

of
applicable laws, rules and regulations governing the operations of
Lesaka .
3.1.

FOREIGN CORRUPT PRACTICES ACT
Lesaka

Employees

are

expressly

prohibited

from,

directly

or

indirectly,

offering

payment,

promising

to

pay,

or
authorizing the

payment of

any money,

or offering

any gift

or non-monetary

offer or

benefit, promising

to give

a
gift or

non-monetary offer or benefit,

or authorizing the

giving of anything

of value to

any foreign and/or

local official
or any foreign political

party,

official of any foreign

political party,

or candidate for governmental

or political office
for purposes of:

●

Influencing any act

or decision of

that foreign

and/or local official,

political party or

candidate in his/

her/
its official capacity;

●

Inducing that foreign and/or local

official, candidate or political party to do

or omit to do any act

in violation
of the lawful duty of that official, candidate or

party, or

●

Securing any improper advantage; or

●

Inducing that foreign and/or local

official, candidate or political party to use

his/ her/ its influence with local
and/or foreign government or instrumentality to affect or

influence any act or decision of that government
or instrumentality,

in order to assist Lesaka or

its employee in obtaining or retaining

business for or with,
or directing business to, Lesaka.

Various countries also have laws that

prohibit commercial bribery. Accordingly, these laws are not limited in scope
to bribery of foreign and/or

local officials

and typically prohibit bribes

or inducements to an individual

or business
to improperly influence decision-making.

As such, it is Lesaka’s policy that nothing of value

should be provided to any person for the purpose of improperly obtaining or retaining business or otherwise gaining an improper business advantage. Violations of this policy are taken very seriously,

as they can subject both

Lesaka and the individual to

criminal and civil penalties,

up to and
including imprisonment. Therefore,

any contravention of such laws and

regulations will result in disciplinary action
as detailed in the Code of Conduct.
3.2.

COPYRIGHTED OR LICENSED MATERIAL

It is both illegal and unethical to engage in practices that violate copyright laws or licensing agreements.

Lesaka requires

that all

employees respect

the rights

conferred by

such laws

and agreements

and refrain

from
making unauthorized copies of protected materials, including but not limited to printed matter, musical recordings,
and computer software.

Any Employee who is found to have violated copyright

laws will be subject to a disciplinary action.

3.3.

COMPETITIVE RELATIONSHIPS

It is

unethical and

unlawful to

collaborate with

competitors or

their agents

or representatives

for the

purpose of
establishing or

maintaining rates

or prices

at any

particular level,

or to

collaborate in

any way

in the

restraint of
trade.
It is

prohibited

and

unlawful

to collaborate

or collude

with competitors

that

are in

a horizontal

relationship

with
Lesaka for the

purposes of substantially preventing

or lessening competition in

a market.

Any Employee of

Lesaka
who is

found to

have violated

the Competition

laws in

any of

the jurisdictions

in which

Lesaka operates,

will be
subject to disciplinary action.

4.

CONFLICT OF INTEREST

Employees

are

expected

to

perform

their

duties

conscientiously,

honestly

and

in

accordance

with

the

best
interests of Lesaka to optimize business objectives.

Employees must not use

their positions, or

knowledge gained through

their employment with

Lesaka, for private
or personal advantage

or in such

a manner that

a conflict or

an appearance of

conflict arises between

Lesaka’s
interest and their personal interests.

A conflict could

arise where an

Employee’s family,

or a business

with which

an Employee

or his or

her family is
associated obtains a gain, advantage or profit, or there is the appearance of a gain, advantage or profit, by virtue
of the Employee’s position with Lesaka or knowledge

gained through that position.

Every

Employee

must

promptly

inform

Lesaka

of

any

business

opportunities

that

come

to

his

or

her

attention
through the use of Lesaka assets, property

or information or that relate to

the existing or prospective business

of
Lesaka.

If Employees feel

that a course

of action which

they have pursued,

are pursuing

or are contemplating

pursuing,
may

involve

them

in

a

conflict

of

interest

situation

or

a

perceived

conflict

of

interest

situation,

they

should
immediately make all

the facts known

to the person

to whom they

report and the

Head of Human

Resources, or
Compliance Department.
4.1.

OUTSIDE ACTIVITIES, EMPLOYMENT AND

DIRECTORSHIP
We all share a very real responsibility to contribute to our local communities, and Lesaka encourages Employees to participate in religious, charitable, educational and civic activities.

Employees should, however,

avoid acquiring any business interest or

participating in any activity outside

Lesaka
which would create, or appear to create:

●

An

excessive

demand

upon

their

time,

attention

and

energy which

would

deprive

Lesaka

of their

best
efforts on the job; or

●

A

conflict

of

interest

-

that

is,

an

obligation,

interest

or

distraction

which

would

interfere

or

appear

to
interfere with their independent exercise of judgment in Lesaka’s best interest.

Employees other than outside directors may not take up outside employment without the prior written approval of the Head of Human Resources.
Employees

who

hold, or

have been

invited to

hold,

outside directorships

should

take particular

care

to

ensure
compliance

with

all

provisions

of

this

Code.

When

outside

business

directorships

are

being

considered

by
Employees other than outside directors,

prior written approval must be obtained

from the Chief Executive Officer
of Lesaka or Executive Director responsible for the division.

4.1. RELATIONSHIPS

WITH CLIENTS, CUSTOMERS AND SUPPLIERS

Lesaka recognizes

that relationships

with clients, customers

and suppliers

give rise to

many potential situations
where conflicts of interest, real or perceived, may arise.

Employees

should

ensure

that

they

are

independent,

and

are

seen

to

be

independent,

from

any

business
organization

having

a

contractual

relationship

with

Lesaka

or providing

goods

or services

to Lesaka,

if such

a
relationship

might

influence

or

create

the

impression

of

influencing

their

decisions

in

the

performance

of

their
duties on behalf of Lesaka.

In such circumstances, Employees

should not invest in,

or acquire a

financial interest, directly or

indirectly, in such
an organization.
4.2.

GIFTS, HOSPITALITY

AND FAVOURS

Conflicts of interest can arise

where Employees are offered gifts, hospitality or

other favours which might, or

could
be perceived

to, influence

their judgment

in relation

to business

transactions such

as the

placing of

orders and
contracts.
An Employee should

not accept gifts,

hospitality or other

favours from suppliers

of goods or

services to Lesaka.
However, the acceptance of

the following would not be considered contrary to such

policy:
●

Promotional matter of limited commercial value;
●

Occasional business entertaining such as lunches, cocktail

parties or dinners; and
●

Occasional personal hospitality such as tickets to sporting

events or theatres.
Any

bribe

or

attempted

bribe

must

be

reported

to

the

Employee’s

line

manager

as

soon

as

possible.

It

is

the
intention that dealings with any supplier that offers

bribes will be terminated.
Certain functions

or operating

areas may

have more

detailed rules

governing

the receipt

of gifts,

hospitality

or
other favours.
In addition, no bribes of

any kind should be made

by any Lesaka Employee to any customer

or potential customer
to secure business.
Providing the occasional gifts to customers, as set out

below, would not be considered

contrary to such a policy:
●

Advertising matter of limited commercial value;
●

Occasional business entertaining such as lunches, cocktail

parties or dinners; and
●

Occasional personal hospitality such as tickets to sporting

events or theatres.
4.3. Employees of the Lesaka Group may accept gifts from Third Parties (other than Government Officials) that are of modest

value

($50

USD

or

less),

provided

the

gift

and

entertainment

guidelines

stated

in

the

Gifts

and
Entertainment policy,

are satisfied.

4.4.

PERSONAL INVESTMENTS
Lesaka respects the

right of all

Employees to make

personal investment decisions as

they see fit,

as long as

these
decisions do not contravene any provisions of this Code, any applicable legislation, or any policies or procedures established by the various operating areas of Lesaka, and provided these decisions are not made on the basis of material non-public information acquired by reason of an Employee’s connection with Lesaka.
Employees should not permit their personal investment

transactions to have priority over transactions for

Lesaka
and its clients.
When considering the application of this section, Employees should ensure that no investment decision made for their

own

account

could

reasonably

be

expected

to

adversely

influence

their

judgment

or

decisions

in

the
performance of their duties on behalf of Lesaka.
Employees involved in performing

investment activities on behalf

of Lesaka and those who

by the nature of their
duties

or positions

are

exposed

to price

-sensitive

information

relating

to

Lesaka

are subject

to additional

rules
governing

personal

investments.

These

may

be

imposed

by

the

Companies

Act,

the

Stock

Exchange

of
Johannesburg,

Banks Act,

Financial Sector

Conduct

Authority,

Securities

Regulation Panel,

the Securities

and
Exchange Commission, NASDAQ and other regulatory bodies,

industry associations and management.
The rules include requirements for all Employees to:
●

Obtain prior

written approval

from their

line manager

and the

Compliance

Officer

for,

and to

report on,
their personal

investment

activity and

the

investment

activity of

those

persons

with whom

they have

a
close relationship; and
●

Refrain

from

dealing

in

the

shares

of

entities

that

Lesaka

deals

with

during

certain

restricted/closed
periods, as well as Lesaka subsidiaries and associates.

4.5.

INSIDER INFORMATION

AND INSIDER TRADING

Employees

may

receive

information

concerning

Lesaka

or

one

of

its

affiliates,

business

partners,

clients,

or
customers

that

is

confidential

and

not

generally

known

by

the

public.

If

that

information

is

“material”

(i.e.,

publication of that information is likely

to affect the market price

of the stock of the entity to which

the information
relates), then the Employee has an ethical and legal obligation not to:

●

Act on that information (i.e., buy or sell stock based on

that information);

●

Disclose that information to others; or

●

Advise others to buy or sell the stock of the entity to which that information relates,

until such information
becomes public.

An Employee’s direct

or indirect

use of

or sharing

of such

confidential, privileged, or

otherwise proprietary business
information of Lesaka

or its partners,

clients, or customers

for financial gain,

including investment by

the Employee
or

the

transmission

of

this

information

to

others

so

that

they

can

use

this

information

for

their

financial

gain,
constitutes insider

trading, which

is a

criminal offense.

Please refer

to Lesaka’s

Insider Trading

Policy for

more
information.

4.6.

REMUNERATION
No Employee

may receive

commissions

or other

remuneration

related

to the

sale of

any product

or service

of
Lesaka except

as specifically

provided under

an individual’s

terms of

employment or

as specifically

agreed with

the Group CEO/ Group CFO.

No employee,

director or any committee member of Lesaka

shall receive any compensation not permitted

by the
rules of

the

Securities

and

Exchange

Commission

(hereinafter

referred

to

as the

“SEC”),

The

NASDAQ

Stock
Market, and other applicable law.

Employees may

not receive any

money or anything

of value (other

than Lesaka’s

regular remuneration

or other
incentives), either directly

or indirectly, for negotiating, procuring,

recommending or aiding

in any

transaction made
on behalf of Lesaka, nor have any direct or indirect financial interest in such a transaction.

5.

EMPLOYMENT EQUITY, ENVIRONMENTAL

RESPONSIBILITY AND POLITICAL SUPPORT
5.1.

EMPLOYMENT EQUITY

Lesaka supports employment

equity in the

workplace and seeks

to identify,

develop and reward

each employee
who

demonstrates

the

qualities

of

individual

initiative,

enterprise,

hard

work

and

loyalty

in

their

job.

Lesaka
supports and complies with the Basic Conditions of Employment

Act and the Employment Equity Act.

All employees have

the right to

work in an

environment which

is free from

any form of

discrimination, directly

or
indirectly,

on any

arbitrary ground,

including, but

not limited

to race,

gender,

sex, ethnic

or social

origin, colour,
sexual orientation, age, disability, religion, conscience, belief, political opinion, culture, language, marital status or family responsibility.

Employees should

report any

cases of

actual or

suspected discrimination

to their

line managers

or the

Head of
Human Resources.

Employees with illnesses

or disabilities may continue

to work, provided that

they are able to

continue to perform
satisfactorily the essential

duties of their

jobs and do

not present a

safety or health

hazard to themselves

or others.
5.2.

HEALTH AND SAFETY

Lesaka is committed to taking every reasonable precaution to ensure a safe work environment for all employees.

Employees who become aware of circumstances relating to Lesaka’s operations or activities which pose a real or
potential health or safety

risk should report

the matter to their

line manager and

the Head of Human

Resources.
It is Lesaka’s

policy that no

retaliation or other

adverse action will

be taken against

any employee for

good-faith
reports.

5.3.

ENVIRONMENTAL MANAGEMENT

Lesaka is

committed to developing

operating policies to

address the environmental

impact of

its business activities
by

integrating

pollution

control,

waste

management

and

rehabilitation

activities

into

operating

procedures.
Employees should give appropriate and timely attention to

environmental issues.

5.4.

POLITICAL SUPPORT

Lesaka

accepts

the

personal

participation

of

its

Employees

in

the

political

process

and

respects

their

right

to
absolute privacy

with regard

to personal

political activity.

Lesaka will

not attempt

to influence

any such

activity
provided there is no disruption to workplace activities and it does not contribute to industrial unrest.

Lesaka funds, goods

or services, however, may

not be

used as

contributions to political

parties or

their candidates.
However,

in

the

event

of

a

legitimate

need

to

make

a

donation

to

a

political

party,

this

must

receive

specific
approval from the Social and Ethics committee of the Board.

6.

LESAKA’S FUNDS, PROPERTY AND RECORDS
6.1.

FUNDS AND PROPERTY

Lesaka

has

developed

a

number

of

internal

controls

to

safeguard

its

assets

and

imposes

strict

standards

to
prevent

fraud

and

dishonesty.

It

is

every

Employee’s

responsibility

to

implement,

maintain

and

enhance

the
effectiveness of the control environment in which

they operate.

All Employees who have access to

Lesaka’s funds in any form must at

all times follow prescribed procedures

for
recording, handling and protecting such funds.

Operating areas may

implement policies and

procedures relating to

the safeguarding of

Lesaka property, including
computer software and intellectual property.

Employees must at

all times ensure

that Lesaka’s funds and

property are used

only for legitimate

Lesaka business
purposes. Where an Employee requires Lesaka funds to be spent, it is the Employee’s responsibility to use good judgment

on

Lesaka’s

behalf

and

to

ensure

that

appropriate

value

and

authorization

is

received

for

such
expenditure.

All

payments

made

by

or

on

behalf

of

Lesaka

for

any

purpose

must

be

fully

and

accurately

described

in

the
documents and

records supporting

the payment.

No false,

improper,

or misleading

entries shall

be made

in the
books and records of Lesaka.

Complete and accurate information is to be given in response to inquiries from Lesaka’s Compliance Department and independent auditors.

If Employees

become aware

of any

evidence that

Lesaka funds

or property

may have

been or

are likely

to be
used in a fraudulent

or improper manner

they should immediately

and confidentially advise

Lesaka as set

out in
the compliance with this Code section of this document.

It is Lesaka’s

policy that no

retaliation or other

adverse action will

be taken against

any employee for

good-faith
reports.

6.2.

RECORDS
Accurate and reliable

records of many

kinds are necessary

to meet Lesaka’s

legal and financial

obligations and
to

manage

the

affairs

of

Lesaka.

Lesaka’s

books

and

records

should

reflect

all

business

transactions

in

an
accurate and timely manner.

Undisclosed

or

unrecorded

revenues,

expenses,

assets

or

liabilities

are

not

permissible,

and

the

Employees
responsible for accounting and record-keeping functions are expected to be diligent in enforcing proper practices.

7.

EMPLOYMENT MATTERS
7.1.

SUPERVISION OF RELATIVES

AND OTHERS

Close relatives

and domestic

partners shall

not work

directly or

indirectly under

the supervision

of one

another
without prior

written approval

from the

Head of

Human Resources.

The aforementioned

may be

allowed on

an
exceptional basis.

●

“Close relative” means, but is not limited to, a spouse, sister,

brother, sister-in-law,

brother-in-law, father,
mother, father-in-law, mother-in-law,

step-parent, aunt, uncle, first cousin, child,

step-child, foster child, or
grandparent.

●

“Domestic partner” means, but

is not limited to,

husband, wife, or a

person the employee currently

resides
with in an intimate, romantic or sexual relationship.

If such

a situation

should arise,

it should

be immediately

brought to

the attention

of a direct

manager of

Human
Resources.

Lesaka

also

requires

that

employees

disclose

to

Human

Resources

the

existence

of

an

intimate,

romantic

or
sexual

relationship

between

employees

where

there

exists

a

direct

chain

of

command

and/

or

supervisor/
subordinate relationship. Decisions concerning such employees will be made on a case-by-case basis by Human
Resources.

7.2.

RESTRICTIONS ON FORMER GOVERNMENT EMPLOYEES

Former U.S.

Government employees

or U.S.

military officers

are generally

prohibited from

representing Lesaka
in matters in which the government has substantial

interest and where the employee had prior responsibility.

Retired senior

U.S. Government

officials

and regular

military officers

are further

restricted from

selling to,

or in
some instances, contacting their former agency or military

service.

The duration of

these prohibitions and the

matters to which they

apply depend on the

type of previous government
employment. Lesaka’s legal department should be

contacted to help identify which restrictions apply.

8.

DEALING WITH OUTSIDE PERSONS AND ORGANISATIONS
8.1.

PROMPT COMMUNICATIONS

Lesaka strives to

achieve complete, accurate, fair, understandable and

timely communications with all

parties with
whom it conducts business,

as well as government

authorities and the

public. All Employees

must take all steps
necessary to assist Lesaka

in fulfilling these

disclosure responsibilities. In

addition, prompt and

effective internal
communication is encouraged.

A prompt, courteous and accurate response should be made to all reasonable requests for information and other
client communications.

Any complaints

should be

dealt with

in accordance

with internal

procedures established
by various operating areas of Lesaka and applicable laws.

8.2.

MEDIA RELATIONS

In

addition

to

everyday

communications

with

outside

persons

and

organizations,

Lesaka

will,

on

occasion,

be
asked to express its views to the media on certain issues.

Unless

specifically

designated

to

do

so,

no

employee

may

provide

advice

or

comment

on/respond

to
customer/media/public

queries

or

any

business/product

related

queries

as

a

representative

of

the
organisation/operate in any official capacity via social

or other public platforms/media spaces.
Employees

approached

by

the

media

should

immediately

contact

the

department

or

individual

responsible

for
corporate communications.

An

Employee,

when

dealing

with

anyone

outside

Lesaka,

including

public

officials,

must

take

care

not

to
compromise the

integrity or

damage the

reputation of

any outside

individual, business,

or government

body,

or
that of Lesaka.

As a general

rule, Lesaka’s

position on public

policy or industry

issues will be

dealt with by

the Board of

Lesaka
and existing

policies in

this regard

must be

adhered to.

The text

of the

articles for

publication, public

speeches
and addresses about

Lesaka and its business

should be reviewed

in advance with

the individual responsible

for
public relations.

Employees

should

separate

their

personal

roles

from

Lesaka’s

position

when

communicating

on

matters

not
involving Lesaka

business. They

should be

especially careful

to ensure

that they

are not

identified with

Lesaka
when pursuing personal or political

activities, unless this identification has

been specifically authorized in advance
by Lesaka.
If your

personal social

media activity

is/can be

linked in

any way

or could

be deemed

related to

Lesaka (or

our
related business

entities and

brands), we

have a

legitimate interest

in the

content being

published by

you. This
includes but is not limited to posting any confidential or sensitive information (either as text, video, audio or image
content), discriminatory

or offensive

comments, critical

comments about

Lesaka, our employees,

our customers
or competitors or any other information that may put Lesak

a

and its associated brands and entities at risk.

9.

PRIVACY AND CONFIDENTIALITY
In

the

regular

course

of

business,

Lesaka

accumulates

a

considerable

amount

of

information.

The

following
principles are to be observed:

9.1.

OBTAINING AND

SAFEGUARDING INFORMATION

Information necessary for Lesaka’s business should

be reliable, accurate and its

confidentiality maintained. When
personal information is needed,

wherever possible, it

should be obtained directly

from the person

concerned. Only
reputable and reliable sources should be used to supplement

this information.

Information

should

only

be

retained

as

long

as

it

is

needed

or

as

required

by

law,

and

it

is

every

employee’s
responsibility to ensure that such information is physically secured and protected.

9.2.

ACCESS TO INFORMATION

Any

information

with

respect

to

any

product,

plan

or

business

transaction

of

Lesaka,

or

personal

information
regarding

employees,

including

their

salaries,

must

be

kept

strictly

confidential

(hereinafter

referred

to

as
“Confidential Information”) and must not be disclosed or used for improper purposes by any employee unless and
until proper authorization for such disclosure has been

obtained.

Once

authorization

has

been

obtained,

all

information

required

by

stakeholders

either

on

request

or

due

to
statutory requirements must be accurately disclosed.

In

addition,

operating

areas

may

implement

policies

and

procedures

to

prevent

improper

transmission

within
Lesaka of material non-public information.

9.3.

TERMINATION OF

EMPLOYMENT

The obligation

to preserve

the confidentiality

of Confidential

Information

acquired

in the

course

of employment
with

Lesaka

does

not

end

upon

termination

of

employment.

The

obligation

continues

indefinitely

until

Lesaka
authorizes disclosure, or until the Confidential Information legally enters the public domain.

Immediately

upon

the

termination

of

employment

for

any

reason,

or

when

otherwise

requested

by

Lesaka,
Employees are required

to return to

Lesaka all above-mentioned

Confidential Information,

including documents,
information and other property.

9.4.

FORMER EMPLOYMENT

New Employees

will not

be assigned

to work

where they

might be

required to

use or

disclose trade

secrets

or
confidential

information

belonging

to

their

former

employers.

New

Employees

should

not

take

away

from

their
former place of employment any information that might

be considered proprietary or confidential.

10.

EMPLOYEE OBLIGATIONS
It is

of paramount

importance

to Lesaka

that

all disclosure

in reports

and documents

that

Lesaka files

with, or
submits

to,

the

SEC,

and

in

other

public

communications

made

by

Lesaka

is

full,

fair,

accurate,

timely

and
understandable.
You must take all steps available to assist Lesaka in fulfilling these responsibilities consistent with your role within
Lesaka. In

particular,

you are

required

to provide

prompt and

accurate

answers

to all

inquiries made

to you

in
connection with Lesaka’s preparation of its public

reports and disclosure.
All Employees must perform their duties diligently,

effectively and efficiently,

and in particular:
●

Support and assist Lesaka to

fulfil its commercial and ethical

obligations and objectives as

set out in
this Code;
●

Avoid any waste of resources, including time;
●

Be

committed

to

improving

productivity,

achieving

the

maximum

quality

standards,

reducing
ineffectiveness, and avoiding unreasonable disruption

of activities at work;
●

Commit to honouring their agreed terms and conditions

of employment;
●

Not act in any way that

may jeopardize the shareholders’ rights to a reasonable return on investment;
●

Act

honestly

and

in

good

faith

at

all

times

and

report

any

harmful

activity

they

observe

in

the
workplace;
●

Recognize fellow Employees’ rights to freedom of association and not intimidate fellow employees;
●

Pay due

regard to

environmental, public

health and

safety conditions

in and

around the

workplace;
and
●

Act within their powers and not carry on the business of

Lesaka recklessly.
Each Employee

who contributes

in any

way to

the preparation

or verification

of the

Company's financial statements
and other financial information must:
●

Ensure that the Company's books, records and accounts

are accurately maintained;
●

Be familiar

with and

comply with the

Company's disclosure controls

and procedures and

its internal

control
over financial reporting; and
●

Take all necessary steps to ensure that all filings with the SEC and all other public communications about
the financial and

business condition of

the Company provide

full, fair, accurate, timely

and understandable
disclosure.
Each Employee

must cooperate

fully with

the Company's

accounting and internal

audit departments,

as well

as
the Company's independent auditors and counsel.
Each employee acknowledges

that Lesaka shall

be the owner of

the copyright in

any work which

is eligible for

copyright
and which is

created or executed

by such employee,

whether alone or

with others, in

the course and

scope of employment.
All work

created or

executed by

the employee

and for

which copyright

exists shall

unless the

employee established

the
contrary, be deemed

to have been created or executed in the course

and scope of employment with Lesaka.
Non-compliance with the guidelines set herein, may result in the institution of disciplinary action and potential dismissal
.

11.

POLICY REVIEW
The Audit Committee

of the Company

will periodically (preferably annually)

review the policy

and may recommend
changes from time to time for the consideration of the

Board.

Any proposed changes to this Policy where indicated, shall be referred to the Board for appropriate action.